Dated February 9 2023

(1) TIZIANA LIFE SCIENCES LTD

and

(1) OKYO PHARMA LIMITED

LOAN AGREEMENT

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This Agreement is dated February 9, 2023

and made **BETWEEN**:

(1) **TIZIANA LIFE SCIENCES LTD**, a limited liability company under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (the **"Lender"**); and

(2) **OKYO PHARMA LIMITED** incorporated and registered in the Guernsey with company number 65220 whose registered office is at Martello Court, Admiral Park, St Peter Port Guernsey GY1 3HB (the **"Company"**).

WHEREAS The Company requires interim financing and the Lender has agreed to provide such financing in the form of a short-term loan subject to the terms and conditions set forth in this agreement (this **"Agreement"**).

1. Definitions

2.1 Certain Defined Terms

As used herein, the following terms shall have the following meanings ascribed to them, unless the context requires otherwise. The plural of such terms shall include the singular and the singular shall include the plural. In this Agreement, the following definitions are used, unless explicitly provided otherwise:

"Agreement" means this agreement, as may be as amended from time to time;

"Articles of Association" means the Clauses of association of the Company in effect at the date of the signing of this Agreement;

"Interest" means the cumulative interest accrued on the Loan in accordance with Clause 4 of this Agreement; and

"Permitted Purpose" means for working capital purposes, appropriate in light of the financial development of the Company as anticipated at the date thereof and fitting the strategy of the Company.

2.2 Other Defined Provisions

References to "Clauses" shall be to the Clauses of the Agreement unless otherwise specifically provided.

3. Loan, Term, Draw down

3.1 Subject to the terms and conditions of this Agreement, the Lender shall make available to the Company a loan in the aggregate amount of US$500,000 (in words: five hundred thousand US dollars) (the **"Loan"**).

3.2 The Lender shall make the Loan available to the Company within three business days of a written request and the proceeds of the Loan shall be used for a Permitted Purpose. The Loan may be drawn in whole or in part and in multiple instalments up the maximum amount of US$500,000.

4. Interest

The Loan shall bear interest at a rate of 16.0% per annum. The Interest shall accrue over the term of the Loan and shall be due and payable by the Company, together with the Loan amount, in accordance with this Agreement. Interest shall be calculated on the basis of actual days elapsed and a year of 365 days.

5. Repayment, Conversion

The Loan amount plus accrued unpaid Interest (the **"Outstanding Amount"**) shall be repaid in full on the earlier of (i) a fundraise carried out by OKYO and (ii) the six month anniversary of the date of this Agreement (the **"Maturity Date"**). The Outstanding Amount must be repaid in full before other third party loans are repaid or dividends declared or paid.

6. Default Interest

In the event that the Loan is not repaid on or before the Maturity Date, or on the occurrence of an Event of Default, default interest shall accrue on the Outstanding Amount, in addition to Interest, at a rate 4% per annual (giving an aggregate rate of 20% per annum).

7. Payments

7.1 All payments by the Company to the Lender pursuant to this Agreement shall be made into the bank account to be specified by the Lender and by the Company respectively.

7.2 All payments under this Agreement shall be made in US$ free and clear of deductions or withholdings. In the event that the Company is required to deduct withholding tax on any Interest or default interest payment it shall gross up the relevant payment to give full recompense for the tax withheld or deducted.

8. Representations, Warranties and Covenants by the Company

The Company represents and warrants to the Lender on the date of this Agreement that the statements set forth in this Clause 8 are true, accurate and not misleading in any material respect.

8.1 Guarantees:

(a) The Company has full power and authority and is unconditionally entitled to enter into and perform this Agreement and fulfil its obligations resulting hereof and this Agreement constitutes a valid and binding obligation on the Company in accordance with the terms herein.

(b) The financial statements of the Company as of 31 March 2022 have been prepared in accordance with the provisions of generally accepted accounting principles, consistent with past practice as regards election of accounting and valuation methods. The financial statements correctly state the assets and liabilities of the Company and give in all material respects a true and fair view of the net assets position, financial condition and

results of operations of the Company.

(c) No insolvency, reorganisation or similar proceedings in Guernsey or abroad have been applied for or instituted against the assets of the Company. Furthermore, no compulsory judicial enforcement proceedings or any similar measures have been applied for or instituted against all or some of the assets of the Company. There are no circumstances which would require the institution of such proceedings.

(d) The assets of the Company required for the conduct of, or which serve or are designated to serve, its current business are, with the exception of the items covered by retentions of title in the ordinary course of business, exclusively owned by the Company.

(e) The Company owns or has validly licensed all of the intellectual property rights and the like, which are necessary to conduct the Company's business as currently conducted or used within the ordinary course of business, free and clear of any third party right. The Company is not aware of any actions of third parties with respect to any intellectual property rights - for whatever legal reason - nor of any other risk of cancellation or invalidation. All charges and other payments required to obtain and maintain the intellectual property rights have been paid timely and in full.

(f) The Company is neither party to any legal dispute nor has such legal dispute been threated to the Company.

(g) All tax returns including social security contributions and other charges (including public fees, levies and duties) and other returns and reports required to be filed by the Company have been filed properly and in time. All taxes and social security contributions and other charges or due by the Company have been fully paid or duly provided in the financial statements or books and records of the Company.

8.2 Remedies

If any of the statements contained in this Clause 8 appears to be untrue, inaccurate or misleading in any respect, the Lender shall have the remedy as described in Clause 9.

9. Default

Until such time as the Loan is fully repaid, the Outstanding Amount shall be immediately and fully repayable, without any demand, notice of default or judicial intervention being required, in the event that:

(a) The Company is or becomes unable to pay its debts as they fall due, declared bankrupt by irrevocable court order, files for its own bankruptcy, offers its creditors a composition out of bankruptcy, or files for a moratorium on payment of its debts; or

(b) The Company resolves to be wound up in whole or in part, to be dissolved, to cease or transfer all or part of its business or activities, or shows any intention to that effect; or

(c) Execution is levied upon a major part of the Company's assets; or

(d) A breach by the Company of any of the representations, warranties and/or covenants as stated in Clause 8, if such breach remains uncured during 20 (twenty) business days after notice thereof by the Lender.

Each of the event in sub-clauses (a) to (d) being an "**Event of Default**".

10. Miscellaneous

10.1 This Agreement may be amended only if subsequently agreed in writing by the Lender and the Company.

10.2 Failure to exercise any right granted to the Parties pursuant to this Agreement shall in no event be deemed to constitute a waiver of any right by such Parties.

10.3 The invalidity or annul ability of any provision of this Agreement shall not affect the validity of the other provisions of this Agreement.

10.4 All previous oral or written agreements or arrangements with respect to the subject hereof shall expire with immediate effect and be superseded by this Agreement.

10.5 This Agreement shall be governed by the laws of England and Wales and subject to the non-exclusive jurisdiction of the courts of England and Wales.

Signed on February 9 2023:

TIZIANA LIFE SCIENCES LTD

____
Authorised Signatory
for and on behalf of
Tiziana Life Sciences Ltd

OKYO PHARMA LIMITED

Authorised Signatory
for and on behalf of
OKYO Pharma Limited